Shareholder Loan Agreement

1.

This shareholder loan agreement (“Agreement”) documents a loan arrangement between Kunekt Corporation (“Kunekt”) and Mark Bruk (“Bruk”), the sole shareholder of Kunekt, effective as of October 1, 2007.

2.

Bruk agrees to loan Kunekt funds, as required, to operate Kunekt’s business.

3.

The term of the loan is indefinite, and the loan can be repaid at any time, in part or in full. It is expected that the loan will be repaid on or prior to December 31, 2008, but this is not required.

4.

There are no interest payments during the life of the loan; the repayment amount will include all interest that accrues while the loan is outstanding.

5.

The interest rate on this loan is 7.50%, the current prime rate, as reported by the Wall Street Journal for October 31, 2007.  Interest will accrue annually.

6.

For purposes of calculating interest owing on the outstanding loan amount, the outstanding loan amount will be recalculated at the end of each month, until the loan is fully repaid, taking into account any (i) new funds loaned to Kunekt by Bruk, and (ii) payments to Bruk by Kunekt, which payments will be applied on a LIFO basis.

7.

The formula below is an example of how accrued interest will be calculated. Assume that there is a loan or loans made during November 2007, in an aggregate amount of $10,000 and it is repaid on December 31, 2008.

$10,000 *0.075 * (397 / 365.25) = $815.20 / 13 = $62.71

where:

$10,000 = the loan principal as of November 30, 2007
0.075 = the interest rate, 7.50% in decimal form
397 = the number of days from December 1, 2007 to December 31, 2008
365.25 = the average number of days in a year
$815.20 = the total interest amount in this example
$62.71 = the monthly interest amount in this example

8.

For financial accounting and tax purposes, Kunekt will recognize interest expense for this loan each month. Since interest accrues annually, the monthly interest will be the same each month within a given calendar year.

9.

This Agreement shall be governed by the laws of the Province of British Columbia applicable to agreements negotiated, executed and performed wholly within British Columbia.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate originals by their duly authorized officers or representatives.

BRUK /s/ MARK BRUK Signed: Name: Mark Bruk Date: November 3, 2007	KUNEKT /s/ MARK BRUK Signed: Name: Mark Bruk Title: President Date: November 3, 2007